A&B EXCESS BENEFITS PLAN
Amended and Restated Effective January 1, 2008

ARTICLE I

ESTABLISHMENT AND PURPOSE

                      1.01.  Establishment of Plan.  Alexander & Baldwin, Inc. hereby establishes an excess benefits/top hat plan for certain eligible executives.

                      1.02.  Purpose of Plan.  It is the purpose of this Plan to provide certain eligible executives with benefits equal to the benefits they would receive under the A&B Retirement Plan, the Matson Retirement Plan for Salaried Employees and the A&B Profit Sharing Plan if certain changes had been made to those plans.  The Plan is intended to be exempt from the participation, vesting, funding, and fiduciary requirements of Title I of the Employee Retirement Income Security Act of 1974 (“ERISA”), pursuant to Sections 201(2), 301(3) and 401(1) of ERISA.

ARTICLE II

DEFINITIONS

The following terms have the meanings indicated:

                      2.00.  “Actuarial Equivalent” means a form of benefit differing in time period, or manner of payment from a specified benefit provided in the Plan, but having the same present value when determined in accordance with generally accepted actuarial practice and the rules contained in Appendix C of this Plan.

                      2.01.  “A&B” means Alexander & Baldwin, Inc., a Hawaii corporation.

                      2.02.  “A&B Master Trust Agreement” means the Alexander & Baldwin, Inc. Retirement and Pension Trust Agreement, as amended from time to time.

                      2.03.  “A&B Retirement Plan” means the Alexander & Baldwin, Inc. Retirement Plan for Salaried Employees or the Matson Retirement Plan for Salaried Employees, as each may be amended from time to time.

                      2.04.  “A&B Profit Sharing Plan” means the Alexander & Baldwin, Inc. Profit Sharing Retirement Plan, as amended from time to time.

                      2.05.  “Administrator” means the person specified in Section 5.01.

                      2.06.  “Beneficiary” means the person or persons designated by the Participant as such in accordance with the provisions of Section 4.01(e) and to whom the benefit, if any, provided for in Section 4.01(d) is payable.

                      2.07.  “Board of Directors” means the Board of A&B.

                      2.08.  “Code” means the Internal Revenue Code of 1986, as amended.

                      2.09.  “Committee” means the Compensation Committee of the Board of Directors.

                      2.10.  “Employer” means A&B or the entity for whom services are performed and with respect to whom the legally binding right to compensation arises, and all entities with whom A&B would be considered a single employer under Section 414(b) of the Code; provided that in applying Section 1563(a)(1), (2), and (3) of the Code for purposes of determining a controlled group of corporations under Section 414(b) of the Code, the language “at least 50 percent” is used instead of “at least 80 percent” each place it appears in Section 1563(a)(1), (2), and (3) of the Code, and in applying Treasury Regulation § 1.414(c)-2 for purposes of determining trades or businesses (whether or not incorporated) that are under common control for purposes of Section 414(c) of the Code, “at least 50 percent” is used instead of “at least 80 percent” each place it appears in Treasury Regulation § 1.414(c)-2; provided, however, “at least 20 percent” shall replace “at least 50 percent” in the preceding clause if there is a legitimate business criteria for using such lower percentage.

                      2.11.  “Fair Market Value” means, with respect to the per share valuation of A&B common stock on any relevant date, the mean between the highest and lowest selling prices per share of A&B common stock on such date, as quoted on the Nasdaq National Market or the NYSE (or any successor system), as applicable.  Should A&B common stock become traded on a national securities exchange, then the Fair Market Value per share shall be the mean between the highest and lowest selling prices on such exchange on the date in question, as such prices are quoted on the composite tape of transactions on such exchange.  If there is no reported sale of A&B common stock on the Nasdaq National Market or the NYSE (or any successor system), as applicable, on the date in question, then the Fair Market Value shall be the mean between the highest and lowest selling prices on the Nasdaq National Market or the NYSE (or any successor system), as applicable, on the last preceding date for which such quotation exists.

                      2.12.  “Identification Date” means each December 31.

                      2.13.  “Key Employee” means a Participant who, on an Identification Date, is:

                                (i)  An officer of A&B having annual compensation greater than the compensation limit in section 416(i)(1)(A)(i) of the Code, provided that no more than fifty officers of A&B shall be determined to be Key Employees as of any Identification Date;

                                (ii)  A five percent owner of A&B; or

                                (iii)  A one percent owner of A&B having annual compensation from A&B of more than $150,000.

                      If a Participant is identified as a Key Employee on an Identification Date, then such Participant shall be considered a Key Employee for purposes of the Plan during the period beginning on the first April 1 following the Identification Date and ending on the next March 31.  For purposes of this Section 2.13 only and for determining whether a Participant is a Key Employee, “A&B” shall mean A&B and its affiliates that are treated as a single employer under Section 414(b) or (c) of the Code, and for purposes of determining whether a Participant is a Key Employee, Treasury Regulation § 1.415(c)-2(d)(4) shall be used to calculate compensation.

                      2.14.  “Participant” means an eligible employee selected by the Administrator pursuant to Section 3.02.

                      2.15.  “Plan” means this A&B Excess Benefits Plan, as amended from time to time.

                      2.16.  “Section 16 Insider” means any Participant who is, at the time of the relevant determination or was at any time within the immediately preceding six (6) months, an officer or director of A&B subject to the short-swing profit restrictions of Section 16(b) of the Securities Exchange Act of 1934, as amended.

                      2.17.  “Separation from Service” means termination of employment with the Employer, other than due to death.  A Participant shall be deemed to have experienced a Separation from Service if the Participant’s service with the Employer is reduced to an annual rate that is less than fifty percent of the services rendered, on average, during the immediately preceding three full years of employment with the Employer (or if employed by the Employer less than three years, such lesser period).

ARTICLE III

ELIGIBILITY AND PARTICIPATION

                      3.01.  Eligibility.  Any employee of A&B who is a participant in the A&B Retirement Plan or the A&B Profit Sharing Plan and who is highly compensated or who is one of a select group of management employees shall be eligible to participate in this Plan.  However, any Employee who first became eligible to participate in the A&B Retirement Plan on or after January 1, 2008 shall not be eligible for any benefits described in the Plan, including, but not limited to those benefits described in Section 4.01 of the Plan.

                      3.02.  Participation.  Participants in this Plan shall be any eligible employees who have been assigned at least three hundred and fifty (350) accountability points under A&B’s job evaluation program.  In addition, the Administrator shall have the exclusive and unfettered discretion to select additional Plan Participants from among eligible employees.  A Participant in this Plan shall remain as such until the date he/she ceases to satisfy the participation requirements in the first sentence of this Section 3.02, until the date upon which the Participant experiences a Separation from Service for any reason or until such earlier time as may be specified by the Administrator.

ARTICLE IV

BENEFITS

                      4.01.  Pension Benefits.

                                (a)  Entitlement to Pension Benefits.  Except as provided in Section 4.01(d) below, a Participant’s pension benefit under this Plan shall equal one hundred percent of the difference between the benefit to which the Participant is entitled under the A&B Retirement Plan determined without regard to limitations imposed by the Code (and, with respect to Participants listed in Appendix A to this Plan, without regard to amendments in the benefit formula after December 31, 1988, unless such amendment would produce a higher benefit) and the benefit to which the Participant is entitled under such plan determined after giving effect to those limitations.  For the purpose of this Plan, the benefit to which the Participant is entitled under the A&B Retirement Plan shall be determined by including as part of the Participant’s monthly compensation all deferred base salary and all deferred incentive awards under the A&B One-Year Performance Improvement Incentive Plan and the A&B Annual Incentive Plan.

                                (b)  Payment of Pension Benefits Other Than Death Benefits.   A Participant’s vested pension benefit under this Plan, other than the benefits described in Sections 4.01(c) or (d) below, shall be a lump sum payment, payable within 60 days following Participant’s Separation from Service, which equals the greater of the amounts determined under paragraph (1) and paragraph (2):

                                           (1)  An amount which is the Actuarial Equivalent of the benefit described in paragraph (a) above.

                                           (2)  An amount which is the before-tax equivalent of the lower of two quotations obtained by the Administrator from insurance companies for the cost of an annuity that provides after-tax monthly benefits equivalent to those that a Participant would receive under this Plan if this Plan allowed monthly payments of the pension benefits hereunder.

                      Notwithstanding any other provision in this Article IV to the contrary, any distribution scheduled to be made upon Separation from Service to a Participant who is identified as a Key Employee as of the date he or she experiences a Separation from Service shall be delayed for a minimum of six months following the Participant’s Separation from Service.  Any payment to a Key Employee delayed under this Section 4.01(b) shall be made on the first business day after the six-month anniversary of the Participant’s Separation from Service and such payment shall be credited with interest at a rate computed using 120% of the short-term applicable federal rate for a semi-annual compounding period under Code Section 1274(d), applicable for the month in which the Participant’s Separation from Service occurs, provided that such interest rate shall not exceed 120% of the long-term applicable federal interest rate under Code Section 1274(d). The identification of a Participant as a Key Employee shall be made by A&B, in its sole discretion, in accordance with Section 2.13 of the Plan and sections 416(i) and 409A of the Code and the regulations promulgated thereunder.

                      In the event that a Participant, who is also a Key Employee, dies prior to the expiration of the six-month delay period described in this Section 4.01.(b), the benefit which would have been otherwise distributed to the deceased Participant shall be distributed to the Participant’s Beneficiary within 60 days following the Participant’s death.  A&B retains the sole discretion to determine when during the 60-day period the payment will be made.

                                (c)  Select Benefits Provided to Retired Former Employees of California and Hawaiian Sugar Company.

                                           (1)  Prior to the closing of the transactions contemplated by the Asset Purchase Agreement by and among California and Hawaiian Sugar Company, Inc., A&B-Hawaii, Inc., McBryde Sugar Company, Limited, and Sugar Acquisition Corporation, and the Stock Sale Agreement by and between California and Hawaiian Sugar Company, Inc. and Citicorp Venture Capital, Ltd. (the “Closing Date”), all other provisions of the Plan notwithstanding, the retired former employees of California and Hawaiian Sugar Company who are listed in Appendix B of this Plan shall be eligible to receive the benefits shown in Appendix B, and no other benefits shall be paid to such retired former employees under the provisions of this Plan.  Payment of these benefits shall be according to the terms shown in Appendix B, and no other provisions of this Plan shall affect the amount or the form of payment of these benefits.

                                           (2)  As of the Closing Date, all other provisions of this Plan notwithstanding, the obligation of this Plan to pay any benefit shown in Appendix B to the retired former employees of California and Hawaiian Sugar Company, Inc. listed in Appendix B shall cease, and the obligation to pay such benefits, with respect to any period on and after such date, is assumed by Sugar Acquisition Corporation.

                                (d)  Entitlement to Alternate Death Benefits.  In the event that a Participant dies prior to a Separation from Service, such Participant’s Beneficiary shall be entitled to a death benefit determined under this Section 4.01(d) in lieu of any other benefit provided by this Plan.

                                           (1)  The amount of the benefit provided by this Section 4.01(d) shall equal the lump sum payment, if any, to which the Participant would have been eligible if he/she had experienced a Separation from Service, immediately prior to his/her death.

                                           (2)  The amount in Section 4.01(d)(1) above shall be determined by assuming the Participant elected a single life annuity form of payment under the A&B Retirement Plan.

                                           (3)  Payment of this benefit shall be made in a lump sum payment to the Beneficiary as soon as practicable after the death of the Participant; provided, however, that such payment shall not be made later than 60 days following the Participant’s death.  A&B retains the sole discretion to determine when during the 60-day period the payment will be made.  A Beneficiary may not, under any circumstances, change the time and form of the payment of this benefit.

                                (e)  Beneficiary Designation.  Each Participant shall, at the time he/she becomes a Participant, designate one or more persons as his/her Beneficiary for purposes of Section 4.01(d).  The designation shall be made in the form prescribed by the Administrator and shall become effective when filed with the Administrator.  The form must be received by A&B prior to the Participant’s death.  A Participant may from time to time change his/her Beneficiary by filing a new designation form with the Administrator.  Should the Participant die without having any effectively-designated surviving Beneficiary, then the Beneficiary shall be the spouse of the Participant, if then living.  If there is no surviving spouse, then the Beneficiary shall be the Participant’s children then living.  If there are no living children, then the Beneficiary shall be the estate of the Participant.

                      4.02.  Defined Contribution Benefits.

                                (a)  Entitlement to Defined Contribution Benefits.  A Participant’s defined contribution benefit under this Plan shall equal the balance to the Participant’s credit in the account maintained under Section 4.03.

                                           No amount shall be credited to a Participant’s account for a year unless the Participant is a participant in the A&B Profit Sharing Plan for that year.

                                (b)  Payment of Defined Contribution Benefits.  Except as provided in the next sentence, a Participant’s defined contribution benefits shall be paid in a lump sum as soon as practicable following the Participant’s Separation from Service; provided, however, that such payment shall not be made later than 60 days following the Participant’s Separation from Service.  A&B retains the sole discretion to determine when during the 60-day period the payment will be made.  Notwithstanding any other provision in this Article IV to the contrary, any distribution scheduled to be made upon Separation from Service to a Participant who is identified as a Key Employee as of the date he or she experiences a Separation from Service shall be delayed for a minimum of six months following the Participant’s Separation from Service.  Any payment to a Key Employee delayed under this Section 4.02 shall be made, with interest computed at the rate set forth in Section 401(b) of this Plan, on the first business day after the six-month anniversary of the Participant’s Separation from Service.  The identification of a Participant as a Key Employee shall be made by A&B in accordance with Section 2.13 of the Plan and Sections 416(i) and 409A of the Code and the regulations promulgated thereunder.

                      4.03.  Maintenance of Accounts.  The Administrator shall establish and maintain an individual account for each Participant.  The Administrator shall annually credit to a Participant’s account as of the end of each year an amount equal to the difference between (i) the employer contribution and forfeitures that would have been allocated to such Participant’s account under the A&B Profit Sharing Plan with respect to such year were such allocation to be made without regard to the limitations of Code Sections 401(a)(17) and 415 and (ii) the amount actually allocated to such Participant’s account after having taken such limitations into account.  For the purposes of this Plan, the benefit to which the Participant is entitled under the A&B Profit Sharing Plan shall be determined by including as part of the Participant’s compensation all deferred base salary.  Subject to the provisions stated below, and pursuant to procedures determined by the Committee, or by the committee or individual(s) to which such authority is delegated, the Participant may make an election (“Conversion Election”) to have all or any portion of the amount that is credited to his/her account, converted into common stock-equivalent units which will be valued from time to time on the basis of the Fair Market Value of A&B common stock.

                      From time to time, the value of each account shall be adjusted to reflect an investment return on the balance credited to such account, and such value and adjustments periodically shall be communicated to each Participant.  Such periodic valuation shall be made as follows:

                                (a)  Cash Balance. The portion of the Participant’s account valued in cash shall be credited with interest, compounded annually, at an annual rate equal to 1% above the New York Federal Reserve Bank discount rate in effect as of the date interest is computed and credited.  Interest shall be computed and credited as of such date and on such account balance as specified by the Administrator.  In the absence of such specifications, interest shall be credited and computed as of January 1 of each year on the balance of the account on the preceding January 1 or, if payments have been made out of an account during the preceding year, on the average balance of that account during the preceding year.

                 (b)  Common Stock-Equivalent Units

                                           (1)  The common stock-equivalent units will be credited, at the time dividends are paid on outstanding shares of A&B common stock, with an amount (“dividend-equivalent credits”) equal to the dividends which otherwise would be paid if the number of common stock-equivalent units in the Participant’s account were actually outstanding shares of A&B Common Stock.

                                           (2)  Dividend-equivalent credits will be applied in the manner of a dividend reinvestment plan to purchase additional common stock-equivalent units valued at Fair Market Value on the applicable dividend payment date.

                                           (3)  Pursuant to procedures determined by the Committee, or by the committee or individual(s) to which such authority is delegated, a Participant may elect to have all or a portion of the Participant’s common stock-equivalent units converted into cash on the basis of the Fair Market Value (at date of conversion) of the shares of A&B common stock represented by such units; provided, however, that Participants may not make such an election if they are Section 16 Insiders at the time of such election.  Any portion so converted to cash shall begin to earn interest in accordance with paragraph (a) above, and shall stop earning dividend-equivalent credits.

                                           (4)  Any common stock-equivalent units credited to a Participant’s account shall automatically be converted into cash, on the basis of the Fair Market Value (at the date of conversion) of the shares of A&B common stock represented by such units, upon the Participant’s Separation from Service with A&B for any reason.  Any amounts so converted to cash shall begin to earn interest in accordance with paragraph (a) above.

                      The account of each Participant shall be entered on the employer’s books as a liability, payable when due out of general assets.  Participant accounts shall not be funded by any trust or insurance contract; nor shall any assets be segregated or identified with any such account; nor shall any property or assets be pledged, encumbered, or otherwise subjected to a lien or security interest for payment of benefits.

                      4.04.  Vesting of Benefits.  Except as otherwise provided in Section 6.02(a), all pension benefits under Section 4.01 of the Plan shall be contingent and forfeitable unless and until they vest in accordance with the vesting provisions of the A&B Retirement Plan, and all defined contribution benefits under Section 4.02 of the Plan shall be contingent and forfeitable unless and until they vest in accordance with the vesting provisions of the A&B Profit Sharing Plan that are applicable to the Participant’s profit sharing account.

ARTICLE V

ADMINISTRATION OF THE PLAN

                      5.01.  Administrator.  The plan administrator of the A&B Retirement Plan shall be the “Administrator” of this Plan.  The Administrator shall have full authority to administer the Plan.  The Administrator shall have all of the powers granted by the A&B Retirement Plan or the A&B Master Trust Agreement to the plan administrator of the A&B Retirement Plan, and shall be subject to the same selection procedures and limitations of authority.  The Administrator shall employ the same claims procedure applicable under the A&B Retirement Plan.

                      5.02.  Authority.  In determining whether to approve or deny any claim or any appeal from a denied claim, the Administrator shall exercise its discretionary authority to interpret the Plan and the facts presented with respect to the claim, and its discretionary authority to determine eligibility for benefits under the Plan.  Any approval or denial shall be final and conclusive upon all persons.

                      5.03.  Exhaustion of Remedies.  No action at law or equity shall be brought to recover benefits under the Plan unless the action is commenced within three (3) years after the occurrence of the loss for which a claim is made.  Except as required by applicable law, no action at law or equity shall be brought to recover a benefit under the Plan unless and until the claimant has: (a) submitted a claim for benefits, (b) been notified by the Administrator that the benefits (or a portion thereof) are denied, (c) filed a written request for a review of denial with the Administrator, and (d) been notified in writing that the denial has been affirmed.

ARTICLE VI

AMENDMENT AND TERMINATION

                      6.01.  Authority of the Committee.  The right to amend, modify, partially terminate, or completely terminate this Plan shall be reserved to the Committee.  However, no amendment, modification or termination shall reduce retroactively the accrued benefits of any Participant under this Plan.

                      6.02.  Change in Control.

                                (a)  Termination, Vesting and Payment.  Upon the occurrence of a Change in Control, as defined in Section 6.02(b), the Plan shall immediately and automatically terminate.  Upon such a termination, the interest of each Participant employed by A&B with respect to which the Plan has been terminated shall become non-forfeitable and immediately due and payable.  Each such Participant shall receive, within thirty days of such termination, a lump sum payment in an amount equal to the sum of (i) the balance of his or her individual account as described in Sections 4.02 and 4.03 and (ii) an amount which is the Actuarial Equivalent of the benefits defined in Sections 4.01 of this Plan determined as of the date of the Change in Control.  If the terms of such Change in Control provide, as a prerequisite to the consummation of the Change in Control, that the employer responsibilities under this Plan are to be assumed by the successor organization, then the Plan shall not terminate and no lump sum payment shall be made to any Participant.  In any such case, however, the interest of each Participant shall become non-forfeitable at the date of such Change in Control.

                                (b)  Definition of Change in Control.  For purposes of this Section 6.02, a “Change in Control” means a “change of control” of A&B as defined in Section 409A of the Code and the final regulations and any guidance promulgated thereunder.

ARTICLE VII

MISCELLANEOUS PROVISIONS

                      7.01.  Benefits Non-Assignable.  No Participant or Beneficiary, or any other person having or claiming to have any interest of any kind or character in or under this Plan or in any payment therefrom shall have the right to sell, assign, transfer, convey, hypothecate, anticipate, pledge or otherwise dispose of such interest (except for a qualified domestic relations order); and to the extent permitted by law, such interest shall not be subject to any liabilities or obligations of the Participant or to any bankruptcy proceedings, creditor claims, attachment, garnishments, execution, levy or other legal process against such Participant or his or her property.

                      7.02.  Controlling Law.  This Plan shall be construed, administered, and governed in all respects in accordance with the laws of the State of Hawaii except as otherwise provided in ERISA.  The Plan shall also be construed in a manner that is consistent and compliant with Section 409A of the Code, and any regulations promulgated thereunder.  Any provision that is noncompliant with Section 409A of the Code is void or deemed amended to comply with Section 409A of the Code.  A&B does not guarantee or warrant the tax consequences of the Plan, and the Participants shall in all cases be liable with respect to any taxes due under the Plan.

                      7.03.  Not an Employment Contract.  The adoption and maintenance of this Plan shall not be deemed to confer on any Participant any right to continue in the employ of A&B, and shall not be deemed to interfere with the right of A&B to discharge any person, with or without cause, or treat any person without regard to the effect that such treatment might have on the person as a Plan Participant.

                      7.04.  Gender and Number.  Any masculine pronouns used herein shall refer to both men and women, and the use of any term herein in the singular may also include the plural unless otherwise indicated by context.

                      7.05.  Severability.  If any provision of this Plan is held invalid or unenforceable by a court of competent jurisdiction, all remaining provisions shall continue to be fully effective.

                      7.06.  Binding Agreement.  This Plan shall be binding upon and inure to the benefit of A&B, its successors and assigns, and the Participants and their heirs, executors, administrators and legal representatives.

ARTICLE VIII

ADOPTION BY SUBSIDIARIES

Any subsidiary of A&B that has adopted either the A&B Retirement Plan or the A&B Profit Sharing Plan may adopt this Plan for the benefit of its employees when one of its employees has been selected as a participant by the Administrator.  Such adoption shall be authorized by a resolution of the Board of Directors of such subsidiary.  In the event of such adoption of the Plan by a subsidiary of A&B, the Administrator shall serve as agent of the subsidiary in administering the Plan.  All power to amend, modify, or terminate the Plan shall continue as the unfettered prerogative of the Committee.

[Signatures on following page]

IN WITNESS WHEREOF, Alexander & Baldwin, Inc. has caused this Restatement to be executed on its behalf by its duly authorized officers, effective as of January 1, 2008.

ALEXANDER & BALDWIN, INC.

By:  /s/ Son-Jai Paik
Its Vice President

By:  /s/ Alyson J. Nakamura
Its Secretary

APPENDIX A

Participants Referred to in
Section 4.01(a)

1.  R. F. Cameron
2.  J. C. Couch
3. R. J. Donohue
4. F. L. Fleischmann
5. A. J. Haskell
6.  G. S. Holaday
7.  M. J. Marks
8.  G. Y. Nakamatsu
9.  G. J. North
10.  G. R. Rogers
11.  R. K. Sasaki
12.  D. P. Scott

APPENDIX B

				Fixed
Participant’s Name			Date of	Monthly	Variable	Spouse’s Name			Date of	Monthly
First	MI	Last	Birth	Benefit	Units	First	MI	Last	Birth	Benefit**

Edwin	R.	Duncan	4/08/20	396.36		Jean	K.	Duncan	4/02/19	66 2/3%
Harry	J.	Fitzgerald	10/26/19	358.58		Kathryn	T.	Fitzgerald	5/16/26	50%
Donald	W.	Hare	5/14/19	748.20		Dorothy	P.	Hare	5/21/19	66 2/3%
Lawrence	A.	Lindsay	2/25/25	786.04		Rita	A.	Lindsay	4/05/25	66 2/3%
Neil	L.	Pennington (d)	5/12/23	613.16		Frances	M.	Pennington	5/28/25	66 2/3%
Frederick	W.	Schwer	4/26/19	228.40		Christine	W.	Schwer	8/14/18	66 2/3%
Lawson	U.	Williams	1/01/19	350.33		Mildred	A.	Williams	7/03/20	66 2/3%
Emmett	V.	Donovan (d)	11/06/18	304.05		June		Donovan	6/10/22	66 2/3%
Edward	F.	Harder (d)	1/07/19	605.28		Bette		Harder	3/02/20	66 2/3%
Robert	O.	Nagle (Note 1)	2/10/29	1333.50	658.85	Louise	H.	Nagle	2/06/28	100%
Robert	O.	Nagle (Note 2)	2/10/29	222.53	658.85	Louise	H.	Nagle	2/06/28	100%
Harold	R.	Somerset	9/25/35	801.30	190.69	Jean	M.	Somerset	10/26/36	66 2/3%
William	H.	Stewart	9/01/29	156.51		Margaret	C.	Stewart	5/23/29	66 2/3%

Deferred Vested Participant
Raymond	L.	Knecht	4/19/48	48.43

*The fixed monthly benefit payable plus the current value of the variable units are payable to the participant during the participant’s lifetime except if payment option is a 66-2/3% (last survivor).  In such case, if either participant or spouse dies, the survivor will receive 66-2/3% of the fixed monthly benefit or the current value of the variable units.  The current value of the variable units shall be determined in the same way such value is determined under the provisions of the C and H Pension Plan for Salaried Employees.

**The monthly benefit equal to the percentage shown multiplied times the participant’s monthly benefit is payable to the spouse named above after the death of the participant during the spouse’s lifetime.

d) Deceased.

Note 1: The preceding footnotes notwithstanding, this benefit shall not be payable to Mr. Nagle or his surviving spouse on or after March 1, 1994.

Note 2: The preceding footnotes notwithstanding, this benefit shall only be payable to Mr. Nagle or his surviving spouse on or after March 1, 1994.

APPENDIX C

Rules For Determining Lump Sum Benefits

When the terms of this Plan require the determination of a lump sum payment which is the Actuarial Equivalent of any other benefit provided by this Plan, the following rules shall apply to the calculation of such lump sum payment:

1.  The mortality table used shall be the mortality table then in use by the A&B Retirement Plan for the purpose of determining lump sum payments to participants of such plan who are entitled to such payments.

2.  The discount rate shall be the after-tax equivalent of the discount rate then in use by the A&B Retirement Plan for the purpose of determining lump sum payments to participants of such plan who are entitled to such payments.  The after-tax equivalent rate shall be determined by multiplying discount rate in use by the A&B Retirement Plan by the excess of 100% over the tax effected marginal tax rate declared by the Committee.

3. The Committee shall declare the tax effected marginal tax rate at the beginning of each calendar year.

4. The tax effected marginal tax rate shall apply to lump sum payments made at any time during such calendar year and may not be changed during the year.

5.  For a Participant who elects to commence pension benefits from the A&B Retirement Plan on the first day of the month following his Separation from Service under an annuity form of payment, the lump sum payment shall be based on the same annuity form of payment.  For a Participant who elects to commence pension benefits from the A&B Retirement Plan on the first day of the month following his Separation from Service under the lump sum form of payment, the lump sum payment from this Plan shall be based on the single life annuity form of payment.  For a Participant who does not elect to commence pension benefits from the A&B Retirement Plan on the first day of the month following his Separation from Service, the lump sum payment shall be based on the single life annuity form of payment.

6.  If the terms of the Plan provide for a benefit such that if it were paid as a monthly benefit it could have commenced at more that one future date, then for purposes of calculating the lump sum that is the Acturial Equivalent of such benefit, it shall be deemed that the benefit would have commenced at the earliest possible date.

7.  The early retirement reduction factors, if any, used to calculate the lump sum which is the Actuarial Equivalent of the benefit provided by the provisions of paragraph 6.02(a) as a result of a Change in Control, shall be the factors applicable to Participants of the A&B Retirement Plan who terminate employment after attaining eligibility for early retirement regardless of the Participant’s age as of the Change in Control date.